SOUTHWEST NATIONAL CORPORATION
                              GREENSBURG, PENNSYLVANIA


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    APRIL 16, 1996




TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of Southwest National Corporation will be held at its main office, 111 South Main Street, Greensburg, Pennsylvania, on Tuesday, April 16, 1996 at 1:00 p.m., for the purpose of considering and voting upon the following:

     1. ELECTION OF DIRECTORS: Fixing the number of Directors to be elected at 11 and electing the 11 nominees listed in the Proxy Statement accompanying the notice of the meeting.

     2. OTHER BUSINESS: To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on March 8, 1996, will be entitled to notice of and to vote at the meeting.

     There are enclosed herewith a Proxy Statement and form of proxy.
It will be appreciated if you will date and sign the proxy and return it promptly in the enclosed envelope.

                                      By Order of the Board of Directors


                                      /s/ Donald A. Lawry

                                      Donald A. Lawry
                                      Secretary and Treasurer


March 15, 1996

                            SOUTHWEST NATIONAL CORPORATION
                          111 SOUTH MAIN STREET, P.O. BOX 760
                            GREENSBURG, PENNSYLVANIA 15601

                                     PROXY STATEMENT

            FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 16, 1996

     The enclosed proxy is being solicited by the Board of Directors of Southwest National Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 16, 1996 at 1:00 p.m. at the main office of the Corporation, 111 South Main Street, Greensburg, Pennsylvania. This Proxy Statement and the enclosed form of proxy are being sent to shareholders of the Corporation on March 15, 1996.

     The proxy may be revoked by a shareholder at any time before it is exercised by sending a written notice of revocation to the Secretary, Southwest National Corporation, P. O. Box 760 Greensburg, Pennsylvania 15601 or by attending the meeting and voting in person. Solicitations of proxies may be made by personal interviews and telephone by Directors and officers of the Corporation. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation.

     The only class of stock of the Corporation presently outstanding is common stock. The total number of outstanding shares of common stock at the close of business on March 8, 1996, the record date for the determination of the shareholders entitled to vote at the meeting, was 3,180,787. In electing Directors of the Corporation, every shareholder entitled to vote has cumulative voting rights; that is, the shareholder has the right to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and may cast the entire number of such votes for one candidate or may distribute them among any two or more candidates. For all other purposes each share is entitled to one vote.

     At the meeting, the shareholders will (i) act upon a proposal to fix the number of Directors at 11; (ii) vote on the election of the 11 nominees listed in the Proxy Statement as Directors; and (iii) consider and act upon any other business that may be properly brought before the meeting. The Board of Directors of the Corporation recommends a vote FOR the proposal to fix the number of Directors at 11 and the election as Directors of the 11 nominees hereinafter named. The 11 nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected Directors. To be adopted, all of the proposals must be approved by a majority of the votes cast at the meeting.

     The Corporation's business is carried on primarily by its wholly-owned subsidiary Southwest National Bank of Pennsylvania (the "Bank").

ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     The bylaws of the Corporation provide that the number of Directors shall be not less than 5 nor more than 25, as from time to time shall be determined by the shareholders at any meeting of the shareholders at which Directors are elected or by a full majority of the Board of Directors. Pursuant to the bylaws, the full Board of Directors may add additional persons to the Board during the year if it, in its discretion, believes that the best interests of the Corporation would be served by so doing. The Board of Directors has proposed that the shareholders fix the number to be elected at the annual meeting on April 16, 1996, at 11. Currently there are 11 Directors.

     The nominees named below are proposed to be elected to hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The proxies solicited hereby, unless directed to the contrary therein, will vote for the nominees named below. All of the nominees have expressed their willingness to serve. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director, but if for any reason any of these nominees should not be available or able to serve, the accompanying proxy will be voted by the persons acting under the proxy according to the best judgment of the persons named in the proxy. The names of the 11 nominees for election as Directors of the Corporation, their principal occupations or present positions with the Corporation or the Bank, if any, the year they first became Directors of the Corporation or the Bank, their age and the number of shares of the Corporation's common stock beneficially owned by them, as of February 2, 1996, are set forth in the following table:

Name and principal                                               Approximate
  occupation or                                  Beneficial     percentage of
employment for the           Director             ownership       outstanding
past five years (1)(2)        since     Age      of shares(3)        shares
Ray T. Charley                1989     44           13,560           .426%
  President, Thomi Co.,
  retail grocers

James A. Critchfield, Jr.     1983     70              384           .012
  Attorney at Law

David S. Dahlmann             1990     46              720           .023
  President and Chief
  Executive Officer of the
  Corporation and the Bank,
  formerly Chief Operating
  Officer and Executive Vice
  President of the Bank

Charles E. Henry              1989     65            3,421           .108
  President, Chas. M. Henry
  Printing Co.

A. Richard Kacin              1994     55            1,460           .046
 President, A. Richard Kacin,
 Inc., real estate
 construction and development
 and President, Delmont
 Builders Supply, Inc.

Alexander H. Lindsay, Jr.     1986     49              760           .024
 President, Lindsay, Jackson,
 and Martin, P.C., Attorneys


Joseph V. Morford, Jr.        1983     66            1,225           .039
 Retired, formerly President,
 Moore and Morford, Inc.,
 steel fabricators

James W. Newill               1978     61           77,800          2.446
 Certified Public Accountant,
 formerly President,
 J. W.  Newill Company,
 public accounting firm

John A. Robertshaw, Jr.       1986     69            9,334           .293
 Chairman, Laurel Vending,
 Inc., vending and food
 service

Laurie Stern Singer           1994     44              120           .004
 President, Allegheny Valley
 Chamber of Commerce and
 President,  Allegheny Valley
 Development  Corporation

William W. Thomson            1992     60              770           .024
 Managing Partner, Thomson,
 Tomsey & Co., Certified
 Public Accountants

Directors, nominees and                            110,564          3.476%
  officers of the Corporation
  as a group
 (14 persons)(4)

(1) All nominees held the position indicated or other senior executive position with the same entity for the past five years.

(2) No Director of the Corporation is presently a Director of another company filing reports with the Securities and Exchange Commission.

(3) The nominees identified in the table possess sole voting and investment powers with respect to the shares shown opposite their names except the following who hold shares jointly with their respective wives: Mr. Charley, 480 shares; Mr. Dahlmann, 720 shares and Mr. Henry, 2,529 shares. The following Directors were beneficial owners of shares held by their respective wives: Mr. Morford, 495 shares and Mr. Robertshaw, 840 shares. The shares listed for Mr. Thomson include 90 of the 120 shares listed in the name of a partnership of which he is managing partner and has a 75% interest. The shares listed for Mr. Kacin include 600 shares held in the name of an employees retirement plan which he is a trustee. The total number of shares includes 700 shares owned by Irving A. Pratt, Vice President of the Corporation, 160 shares owned by Robert J. Stack, Vice President of the Corporation, jointly with his wife and 150 shares owned by Donald A. Lawry, Secretary and Treasurer of the Corporation, jointly with his wife.

(4)  Mr. Dahlmann listed above; Irving A. Pratt, Vice President, Robert
J. Stack, Vice President and Donald A. Lawry, Secretary and Treasurer are the only officers of the Corporation.

T. Timothy Reese resigned from the Board of Directors effective October 1995. Mr. Reese had no disagreement with management or the Board of Directors. Mr. Reese owned 120 share or .004% of the total outstanding shares of the Corporation.

OTHER NOMINATIONS

     Other nominations may be made at the meeting only after at least 14 days notice has been given in writing according to the procedures set forth in Article III Section 3.3 of the bylaws of the Corporation that states:

     "Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 14 nor more than 50 days prior to any meeting of the shareholders called for the purpose of electing Directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notice shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election may disregard all votes cast for each such nominee."


BOARDS AND COMMITTEES

     It is the policy of the Corporation that its Directors also serve as Directors of its wholly-owned subsidiary, the Bank. The Board of the Corporation met 12 times in 1995 and the Board of the Bank met 12 times in 1995.

     The Board of the Corporation has the following standing committees:
Examining Committee and Executive Committee. The Board of the Bank has the following standing committees: Examining Committee, Executive Committee, Personnel Committee and Trust Committee. Neither Board has a Nominating Committee.

     Directors appointed to the Examining Committee of the Corporation also serve as members of the Examining Committee of the Bank. Both Examining Committees met concurrently 5 times in 1995. The Examining Committees perform the functions of an audit committee and their responsibilities include causing an examination of the affairs of the Corporation and Bank to be made, reviewing reports of examinations of the Corporation and the Bank made by the Federal Reserve Bank and the Office of the Comptroller of the Currency and reporting the findings and recommendations to the respective Board. Appointment of the independent public accountants is made by the Board of Directors upon the recommendation of the Examining Committees. The Examining Committees presently have as members Directors Henry, Kacin, Morford, Robertshaw, Singer and Thomson.

     Directors appointed to the Executive Committee of the Corporation also serve as members of the Executive Committee of the Bank. Both Executive Committees met concurrently 12 times in 1995. Their responsibilities include review of the loans and securities of the Bank and the exercise of all the powers of the full Boards between regular meetings of the Boards. The Executive Committees presently have as members Directors Critchfield, Dahlmann, Henry, Lindsay, Morford, Robertshaw and Thomson.

     The Personnel Committee of the Bank met 5 times in 1995. Its responsibilities include reviewing and recommending to the Board the salaries of certain senior officers of the Bank. The Personnel
Committee presently has as members Directors Charley, Dahlmann, Kacin, Lindsay, Newill and Singer.

     The Trust Committee of the Bank met 12 times in 1995. Its responsibilities include the general review of the activities of the trust department of the Bank in the administration of its fiduciary relations. The Trust Committee presently has as members Directors Charley, Critchfield, Dahlmann and Newill.


COMPENSATION OF DIRECTORS

     The Corporation paid for the year 1995 an annual retainer of $2,500 to Directors who are not officers. Directors who are not officers are paid $400 by the Bank for each regularly scheduled Bank Board meeting attended and $300 for attendance at each regularly scheduled Bank Committee meeting. Officers of the Corporation or the Bank are not paid for attendance at any meeting. Directors who are not officers will be paid an additional $100 for attendance at special Bank Board meetings and Bank Committee meetings.

     All Directors of the Corporation and/or the Bank may defer all or a portion of the receipt of their fees, according to the terms of a Directors Deferred Compensation Plan, until they terminate their election or cease to be a Director. Payment of interest on accumulated balances under the Plan is at market rates, but balances are accrued rather than funded by the Corporation or the Bank.


TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

     Certain Directors, officers of the Corporation and the Bank and their associates were customers of the Bank during 1995. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

     During 1995, the Bank paid $113,430 to Chas. M. Henry Printing Co. for services that were in the normal course of business on substantially the same terms as available from others. This firm has provided printing services to the Bank for many years and is expected to continue to do so in the future. Charles E. Henry is a Director and is President of Chas. M. Henry Printing Co. Additionally, the Bank paid $750,373 to
A. Richard Kacin, Inc. as general contractor for the construction of a new building and remodeling of an existing branch office. The awarding of these contracts were in line with Bank policy and procedures. A Richard Kacin is a Director and is President of A. Richard Kacin, Inc.

     Under the securities laws of the United States, the Corporation's Directors, executive officers and any persons holding more than ten percent of the Corporation's stock are required to report their initial ownership of the Corporation's common stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to disclose in this Proxy Statement, any failure to file by these dates during 1995. In making such disclosures, the Corporation has relied solely on written representations of its Directors and executive officers and copies of the reports they have filed with the Securities and Exchange Commission. Based on such information, all of such filings have been timely made except that A. Richard Kacin, a Director of the

Corporation, and a trustee of the A. Richard Kacin, Inc. and Delmont Builders Supply, Inc. Employee Retirement Plan was delayed in the filing of a Form 4 in connection with the Plan's purchase of certain of the Corporation's shares in January of 1995.


PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the executive officers of the Bank are made by a six-member Personnel Committee of the Bank's Board of Directors. No compensation was paid to the executive officers by the Corporation during 1995. All compensation was paid by the Bank. Five of the members of the Personnel Committee are nonemployee Directors. The sixth member of the Committee is Mr. Dahlmann. Although Mr. Dahlmann, the President and Chief Executive Officer of the Corporation and Bank, served on the Personnel Committee, he did not participate in any decisions regarding his own compensation. All decisions by the Personnel Committee relating to the compensation of the Bank's executive officers are reviewed by the full Board and the Board votes on Mr. Dahlmann's compensation. Pursuant to recently adopted rules designed to enhance disclosure of the policies of the Corporation toward executive compensation, set forth below is a report of the Board's Personnel Committee, addressing the Bank's compensation policies for 1995 as they affected Mr. Dahlmann and generally as to other executive officers.

     The Personnel Committee's executive compensation policies are designed to provide compensation to the executive officers based upon a performance evaluation of each executive officer using a matrix provided by a consultant to the Bank, Peter R. Johnson & Company, rating the performance of each executive on a scale of 1 through 5. The Personnel Committee applies this performance rating to all executive officers including Mr. Dahlmann. Mr. Dahlmann does not participate in his own performance evaluation, but does participate in the evaluation of other executive officers. Levels of base salary paid by the Bank to both Mr. Dahlmann and the other executive officers are intended to be comparable with other companies in the banking industry. The Bank uses the services of Peter R. Johnson & Company to compile the executive compensation of appropriate groupings of the banks that closely resemble the Bank. The sources of information relied on by the consultant were Cole Surveys, Inc., Bank Administration Institute, L.R. Webber Associates, SNL Executive Compensation Survey, William M. Mercer, Inc. and Johnson Salary Survey. This information is reviewed against the job descriptions of Mr. Dahlmann and the other executive officers and adjusted by utilization of the performance evaluation referred to above. The Personnel Committee does not consider corporate performance in its determination but only compensation by comparable companies adjusted by an evaluation of the officer's performance.

                           Personnel Committee Members

                Ray T. Charley             Alexander H. Lindsay, Jr.
                David S. Dahlmann          James W. Newill
                A. Richard Kacin           Laurie Stern Singer

EXECUTIVE COMPENSATION

     The Corporation paid no compensation to any of its officers during 1995. All compensation was paid by the Bank.

     The annual compensation of the President and Chief Executive Officer of the Bank consisted only of a base salary. "All other compensation" listed in the table includes amounts established under the 401(k) Plan for eligible employees including the President and Chief Executive Officer. Each year the Board of Directors of the Bank as a whole determines the amount with which the Bank's 401(k) Plan should be funded. The amount is allocated to all eligible employees in accordance with Plan provisions. In 1995 the allocation was the equivalent of 8.0% of total eligible salaries. The President and Chief Executive Officer and other executive officers receive this compensation in the same manner as other eligible employees of the Bank. Also, included in "All other compensation" is the cost of life insurance premiums paid for the President and Chief Executive Officer. The Bank carries such life insurance for all employees based upon twice the annual compensation of each full-time employee. The maximum amount of coverage provided is $300,000.

     The incremental cost of the 401(k) Plan and term life insurance plan provided to Mr. Dahlmann equals approximately 7.66% of his salary.

     The compensation shown in the following table is for the President and Chief Executive Officer only, since no other executive officer received salary and bonus of $100,000 or more for the last fiscal year.


                              SUMMARY COMPENSATION TABLE

                                                        All other
      Name and principal     Year       Salary         compensation
      position                            ($)            ($)(1)
      David S. Dahlmann,     1995       185,000          14,162
      President and Chief    1994       155,000          13,517
      Executive Officer      1993       140,000          11,531

(1) The amounts in the above table under "All other compensation" include, for 1995, $13,118 contributed to the Bank's 401(k) Plan and $1,044 as the cost of insurance premiums under the Bank's life insurance plan. For 1994, such amounts are $12,543 and $974 respectively and for 1993 is $11,021 and $510 respectively.

     The Bank's 401(k) Plan is qualified under Section 401(a) of the Internal Revenue Code. Each eligible employee of the Bank becomes eligible to participate at the next available entry date following one year of employment. The Plan is contributory on the part of employees. The Bank may elect to match the employee contribution. The Board of Directors determines the match amount annually. In addition, each year the Bank has the discretion to make an annual contribution to eligible Plan participants. This contribution is based on participants eligible salary as defined under IRS Section 3401(a). All deferred amounts are vested immediately and are payable to participants upon their termination of employment.

     It is not possible to determine the extent of the benefits that any participant may be entitled to receive under the Plan upon termination of employment since the amount of such benefits will be dependent, among other things, upon the future earnings of the Bank, the future compensation of the participants and the future net earnings of the investments selected by the participants.


DEFINED BENEFIT PENSION PLAN OF THE BANK

     The Bank made a contribution of $317,409 to the Defined Benefit Pension Plan for the Plan year ending June 30, 1995. Benefits are not vested until the completion of five years of credited service when they become fully vested. Retirement benefits are based upon the average of the annual compensation for the highest five consecutive years during the last ten years of credited service, and are 1% of average compensation multiplied by the number of years of credited service (subject to a maximum of 44 years), plus 1/2 of 1% of average compensation in excess of covered compensation, multiplied by the number of years of credited service (subject to a maximum of 40 years). The Plan is noncontributory on the part of employees. The Bank contributes the entire actuarially determined amount necessary to fund total benefits. The following table sets forth an estimate of the annual benefits payable under the Plan for employees, including officers, reaching the normal retirement date (age 65):

              Estimated annual pension for years of credited service (1)
Annual basic
compensation       10 years      20 years      30 years      40 years
$ 25,000            $ 2,500       $ 5,000       $ 7,500      $ 10,000
  50,000              6,150        12,300        18,450        24,600
  75,000              9,900        19,800        29,700        39,600
 100,000             13,650        27,300        40,950        54,600
 125,000             17,400        34,800        52,200        69,600
 150,000             21,150        42,300        63,450        84,600

(1)  The credited years of service for Mr. Dahlmann are 24.

     The amounts in the above table represent the estimated annual benefits payable to an employee for life. Other available optional forms of payment of benefits would reduce the amount shown in the table. The benefit amounts shown are not subject to any deduction for social security or other amounts. Effective for retirements on or after January 1, 1994, annual basic compensation for Plan purposes may not exceed $150,000.

PERFORMANCE REPORT

(Graphic material has been omitted from this section. The information is being presented in tabular form.)

     The following is a graph comparing the Corporation's cumulative total shareholder returns with the performance of the NASDAQ Stock Market index (US Companies) and with the NASDAQ Financial Stocks index in which group the Corporation is included.


                 Comparison of Five Year Cumulative Total Returns
                            Performance Graph for
                        SOUTHWEST NATIONAL CORPORATION


Company Index:  CUSIP     Ticker   Class   Sic   Exchange
                84518610  SWPA             6710  NASDAQ

                Fiscal Year-end is 12/31/95

Market Index:   Nasdaq Stock Market (US Companies)

Peer Index:     Nasdaq Financial Stocks
                SIC 6000-6799 US & Foreign


  Date       Company Index      Market Index     Peer Index
12/31/90        100.000            100.000         100.000
01/31/91        104.545            111.085         105.447
02/28/91        109.010            121.770         116.522
03/28/91        105.939            129.918         122.822
04/30/91        118.990            130.741         128.248
05/31/91        138.468            136.742         133.057
06/28/91        135.357            128.414         130.383
07/31/91        138.468            136.016         137.589
08/30/91        136.754            142.778         144.014
09/30/91        143.042            143.303         141.819
10/31/91        139.898            148.057         145.657
11/29/91        144.676            143.093         142.723
12/31/91        136.727            160.564         154.738
01/31/92        143.086            169.953         163.107
02/28/92        143.891            173.805         169.825
03/31/92        152.734            165.601         170.804
04/30/92        159.165            158.500         175.404
05/29/92        159.179            160.559         181.603
06/30/92        155.931            154.282         181.058
07/31/92        177.046            159.746         188.332
08/31/92        168.942            154.865         185.604
09/30/92        175.503            160.622         191.437
10/30/92        180.424            166.948         196.475
11/30/92        177.451            180.230         208.194
12/31/92        177.451            186.866         221.318
01/29/93        205.644            192.185         230.272
02/26/93        202.531            185.016         233.541
03/31/93        237.681            190.371         243.055
04/30/93        234.334            182.247         234.376
05/28/93        221.086            193.134         231.685
06/30/93        209.272            194.026         237.965
07/30/93        216.867            194.256         247.530
08/31/93        245.211            204.297         254.524
09/30/93        252.023            210.382         262.477
10/29/93        255.429            215.110         260.345
11/30/93        250.700            208.695         249.915
12/31/93        254.993            214.511         257.227
01/31/94        264.437            221.022         263.656
02/28/94        245.903            218.957         260.267
03/31/94        238.976            205.488         253.150
04/29/94        245.210            202.821         260.116
05/31/94        239.040            203.317         269.544
06/30/94        254.766            195.885         268.633
07/29/94        243.234            199.907         272.450
08/31/94        228.562            212.649         281.460
09/30/94        234.911            212.104         276.629
10/31/94        228.562            216.271         268.665
11/30/94        219.425            209.096         256.572
12/30/94        201.229            209.686         257.828
01/31/95        211.933            210.786         266.429
02/28/95        222.990            221.922         279.659
03/31/95        235.980            228.493         283.565
04/28/95        233.815            235.677         288.502
05/31/95        234.075            241.778         297.794
06/30/95        234.075            261.361         307.119
07/31/95        240.637            280.535         321.794
08/31/95        280.556            286.237         338.555
09/29/95        287.184            292.820         350.034
10/31/95        300.438            290.996         351.476
11/30/95        307.671            297.839         367.743
12/29/95        298.753            296.304         375.641

The index level for all series was set to 100.0 on 12/31/90

NOTES
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.00 on 12/31/90.

PRINCIPAL SHAREHOLDERS

     The following table lists any beneficial owner of more than 5% of the outstanding common stock of the Corporation as of February 2, 1996:

                                            Amount and nature
Title of               Name and address       of beneficial      Percent
class                of beneficial owner      ownership (1)     of class
Common stock        Thomas, Heasley & Co.,       373,207        11.73%
                    nominee of Southwest
                    National Bank
                    of Pennsylvania,
                    Greensburg, Pennsylvania

(1) The shares are listed of record in the name of the Bank's nominee and are held by the Bank in its fiduciary capacity in 66 separate trust accounts. The Bank has the power to dispose or direct the disposition of a portion of the shares as follows: Sole - 184,699; Shared - 165,251. The Bank has the power to vote or direct the voting of a portion of these shares as follows: Sole - 285,973; Shared - 87,234. In every instance, another entity is entitled to the dividends or proceeds of sale. No individual account holds an interest of 5% or more.


AUDITORS

     The Board of Directors of the Bank approved the reappointment of KPMG Peat Marwick LLP to audit its books and accounts for the year 1996. The Board of Directors of the Corporation also approved the reappointment of KPMG Peat Marwick LLP to audit its books and accounts for the year 1996.

     Audit services performed by KPMG Peat Marwick LLP during 1995 included examination of and reporting on the Corporation's consolidated financial statements, review and consultation connected with filing annual and periodic reports for the Bank and Corporation and auditing the Bank's Defined Benefit Pension Plan and Deferred Compensation Plan (which was converted to the Bank s 401(k) Plan on April 1, 1995).

     Representatives of the auditors will be present at the annual meeting to make a statement, if they desire, and to respond to appropriate questions.

PROPOSALS OF SHAREHOLDERS

     Any proposal that a shareholder wishes to have included in the proxy material relating to the annual meeting to be held in 1997 must be received by the Secretary no later than November 15, 1996.

OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment of it, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                                    By Order of the Board of Directors


                                    /s/  Donald A. Lawry
                                    Donald A. Lawry
                                    Secretary and Treasurer